                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       SIZELER PROPERTY INVESTORS, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                       SIZELER PROPERTY INVESTORS, INC.
                            2542 Williams Boulevard
                           Kenner, Louisiana   70062


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 9, 1997

To the Stockholders:



   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Sizeler Property Investors, Inc. (the "Company") will be held at The Ritz-Carlton Palm Beach Hotel, 100 South Ocean Boulevard, Manalapan, Florida, on Friday, May 9, 1997, at 10:00 a.m., local time, for the following purposes:

     1. To elect three directors to serve until the annual meeting of stockholders in 2000 or until their successors are duly elected and qualified.

     2. To consider and act upon ratification of an amendment to the Sizeler Property Investors, Inc. 1994 Directors' Stock Ownership Plan.

     3. To consider and act upon ratification of an amendment to the Sizeler Property Investors, Inc. 1996 Stock Option Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

   Only stockholders of record at the close of business on March 24, 1997, are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be open for inspection by any stockholder for any purposes germane to the meeting for ten days prior to the meeting during ordinary business hours at the principal office of the Company, 2542 Williams Boulevard, Kenner, Louisiana 70062.

   The Company's Board of Directors would like to have as many stockholders as possible present or represented at the Annual Meeting. If you are unable to attend in person, please vote, sign, date, and return your enclosed proxy card promptly so that your shares may be voted. Postage is not required for mailing in the United States. The Company will reimburse stockholders mailing proxy cards from outside the United States for the cost of mailing.



                                        By Order of the Board of Directors



                                        THOMAS A. MASILLA, JR.
                                        President

DATE: April 4, 1997

STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES

                                                                   April 4, 1997

                       SIZELER PROPERTY INVESTORS, INC.
                            2542 Williams Boulevard
                           Kenner, Louisiana   70062

                              ------------------

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 9, 1997



The following information is furnished in connection with the Annual Meeting of Stockholders of Sizeler Property Investors, Inc. (the "Company") to be held on Friday, May 9, 1997, at 10:00 a.m., local time, at The Ritz-Carlton Palm Beach Hotel, 100 South Ocean Boulevard, Manalapan, Florida (the "Meeting"). A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996, accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement, and form of proxy may be obtained from the Company's Secretary, 2542 Williams Boulevard, Kenner, Louisiana 70062. This Proxy Statement and the form of proxy will first be sent to stockholders on or about April 4, 1997.


                    SOLICITATION AND REVOCABILITY OF PROXIES

The enclosed proxy for the Meeting is being solicited by the directors of the Company. Any person giving a proxy may revoke it any time prior to its exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing the proxy and voting in person.

The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefor) by means of personal interview, telephone, or facsimile, and it is anticipated that banks, brokerage houses and other institutions, nominees, or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees, and fiduciaries for their expenses in forwarding proxy material to their principals. The Company has retained Beacon Hill Partners, Inc. ("Beacon Hill") to assist with the solicitation of proxies and will pay Beacon Hill a fee of $4,500 plus reimbursement of out-of-pocket expenses for its services.

                    VOTING SECURITIES AND PRINCIPAL THEREOF

The record date for determining shares of Common Stock, $.01 par value per share ("Shares"), entitled to vote at the Meeting has been fixed at the close of business on March 24, 1997. On that date there were 8,419,669 Shares outstanding, entitled to one vote each.

The presence, in person or by properly executed proxy, of the holders of Shares entitled to cast a majority of the votes entitled to be cast by the holders of all outstanding Shares is necessary to constitute a quorum. Shares represented by a properly signed, dated, and returned proxy will be treated as present at the meeting for purposes of determining a quorum. Proxies relating to "street name" Shares that are voted by brokers will be counted as Shares present for purposes of determining the presence of a quorum, but will not be treated as Shares having voted at the Meeting as to any proposal as to which the broker does not vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) owned beneficially, as of March 1, 1997, more than five percent of the outstanding Shares except as described in the following table:


                                        AMOUNT AND
                                         NATURE OF     PERCENTAGE
          NAME AND ADDRESS              BENEFICIAL     OF SHARES
         OF BENEFICIAL OWNER             OWNERSHIP    OUTSTANDING
         -------------------            ----------    -----------
FMR Corp.
82 Devonshire Street
Boston, Massachusetts  02109              827,768(1)         8.97%

Mellon Bank Corporation
One Mellon Bank Center
Pittsburgh, Pennsylvania  15258           741,384(2)         8.20%

Merrill Lynch & Co., Inc.
World Financial Center, North Tower
250 Vesey Street
New York, New York 10281                  720,562(3)         8.00%

Sidney W. Lassen
2542 Williams Boulevard
Kenner, LA 70062                          539,998(4)         6.31%

(1) Based upon a Schedule 13G dated February 14, 1997, filed with the SEC by FMR Corp. ("FMR"), which indicated that FMR has sole voting power with respect to 255,769 Shares and sole dispositive power with respect to 827,768 Shares, including 473,076 Shares issuable upon the conversion of $6,150,000 principal amount of the Company's 8% Convertible Subordinated Debentures due 2003 ("Debentures").

(2) Based upon a Schedule 13G dated February 6, 1997, filed with the SEC by Mellon Bank Corporation ("Mellon") and its subsidiaries, which indicated that Mellon had sole voting power with respect to 740,384 Shares and shared voting power with respect to 1,000 Shares, which includes 125,000 Shares with respect to which Mellon has sole dispositive power and 616,384 Shares with respect to which it has shared dispositive power. Included in the Shares beneficially owned by Mellon are 616,384 Shares held by one of Mellon's subsidiaries, The Dreyfus Corporation, which has sole voting power and shared dispositive power with respect to such Shares.

(3) Based upon a Schedule 13G dated February 14, 1997, filed with the SEC by Merrill Lynch & Co., Inc. ("Merrill"), which indicated that Merrill had shared voting and dispositive power with respect to 720,562 Shares, including 538,462 Shares issuable on the conversion of Debentures.

(4) These Shares include (i) 7,000 Shares owned by the Company's deferred compensation account for the benefit of Mr. Lassen; (ii) 95,000 Shares Mr. Lassen has the right to acquire pursuant to exercisable options granted under the Company's 1986 Stock Option Plan (the "1986 Option Plan"); (iii) 77,500 Shares owned directly by Sizeler Realty Co., Inc. ("Sizeler Realty"), in which a beneficial minority interest is owned by Mr. Lassen and the balance is owned by the families of Mr. Lassen's wife, her mother, and her father's estate; (iv) 56,000 Shares owned by a limited liability company of which Mr. Lassen is manager and in which Mr. Lassen's wife owns a 26% interest; and 2,000 shares owned by another limited liability company controlled by the limited liability company described earlier in this clause; and (v) 12,400 Shares owned by a Lassen family partnership. These Shares do not include (i) 30,000 Shares subject to options granted to Mr. Lassen under the 1986 Option Plan, which options are not yet exercisable;
     (ii) 11,800 Shares with respect to which Mr. Lassen's daughter, Jill L. D. Botnick, has voting and investment power; (iii) 5,000 Shares held in trust for the benefit of Mr. Lassen's wife; (iv) 5,000 Shares held by Mr. Lassen's wife as co-trustee for the benefit of her brother, I. William Sizeler; or (v) 25,000 Shares owned by I. William Sizeler. Except with respect to the Shares subject to Mr. Lassen's option, Mr. Lassen disclaims beneficial interest in, and voting or investment power over, the Shares described in the preceding sentence.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth the Shares beneficially owned as of March 1, 1997 by each director, nominee for director and by the directors and officers of the Company as a group. Unless otherwise stated, each person has sole voting and investment power with respect to the Shares set forth in the table.


                           AMOUNT AND
                            NATURE OF     PERCENTAGE
                           BENEFICIAL     OF SHARES
                            OWNERSHIP    OUTSTANDING
                           ----------    -----------
J. Terrell Brown               9,000(1)           .*%
Francis L. Fraenkel           53,700(2)          1.8
Harold B. Judell              54,840(3)           .*
Sidney W. Lassen             539,998(4)          6.3
Thomas A. Masilla, Jr.        37,751(5)           .*
James W. McFarland             7,000(6)           .*
Richard L. Pearlstone         54,348(7)           .*
Theodore H. Strauss           20,600(8)           .*
All directors and
 officers as a group         877,237(9)         10.2

---------------
*    Indicates ownership of less than 1%.

(1) Includes 6,000 Shares Mr. Brown has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan.

(2) Mr. Fraenkel has sole voting power with respect to 11,500 Shares and sole dispositive power with respect to 137,200 Shares. Includes 5,000 Shares Mr. Fraenkel has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan.

(3) Includes an option to purchase 18,000 Shares Mr. Judell has the right to purchase pursuant to options granted to Mr. Judell under the Sizeler Property Investors, Inc. 1986 Option Plan.

(4)  See note (4) to table under "Security Ownership of Certain Beneficial
     Owners."

(5) Includes (i) 3,951 Shares owned by the Company's deferred compensation account for the benefit of Mr. Masilla and (ii) 31,500 Shares Mr. Masilla has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan.

(6) Includes 7,000 Shares Mr. McFarland has the right to purchase under an option granted under the 1986 Option Plan.

(7) Mr. Pearlstone shares voting and investment power over 12,000 of these Shares as co-trustee of certain trusts and has an economic interest in another 12,000 of these Shares as the beneficiary of certain trusts. Includes 22,000 Shares Mr. Pearlstone has the right to purchase pursuant to exercisable options granted under the 1986 Option Plan.

(8) Includes 9,000 Shares Mr. Strauss has the right to acquire pursuant to exercisable options granted under the 1986 Option Plan.

(9)  See notes (1) through (8) above.



                            1. ELECTION OF DIRECTORS

INFORMATION CONCERNING DIRECTORS

The Company's Restated Certificate of Incorporation, as amended, provides that the number of directors shall be not less than five and not more than fifteen and that the directors shall be divided into three classes containing as nearly equal a number of directors as possible, with one class standing for election each year. The Board has set the number of directors at eight effective at the Meeting, and three of those directors are to stand for election at the Meeting. Each person so elected will serve until the annual meeting of stockholders in 2000 or until his successor is duly elected and shall qualify. The affirmative vote of a plurality of the Shares present at the Meeting is necessary for election of a director.

The directors recommend a vote FOR the directors standing for election listed below. Unless instructed otherwise, proxies will be voted FOR these nominees. Although the directors do not contemplate that any of the nominees listed below will be unable to serve, if such a situation arises prior to the Meeting, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

The following table sets forth information regarding the directors standing for election and directors whose terms continue beyond the Meeting.

     NAME, TENURE AND                  PRINCIPAL OCCUPATION AND BUSINESS
POSITION(S) WITH THE COMPANY      AGE  EXPERIENCE FOR PAST FIVE YEARS(1)
----------------------------      ---  ---------------------------------
                        DIRECTORS STANDING FOR ELECTION

Thomas A. Masilla, Jr.             50  Vice Chairman of the Company since
 Vice Chairman since                    1994, President and Principal
 1994, President and                    Operating Officer since 1995 and
 Principal Operating                    Chief Financial Officer since 1996;
 Officer since 1995,                    Consultant to the Company and
 Chief Financial                        Sizeler Realty Co., Inc. from 1992 to
 Officer since 1996,                    1994; Consultant from
 1991 to 1994.
 and Director since 1986

James W. McFarland                 51  Dean of A.B. Freeman School of
 Director since 1994                    Business, Tulane University.

Theodore H. Strauss                72  Senior Managing Director with Bear,
 Director since 1993                    Stearns & Co., Inc.

                     DIRECTORS WHOSE TERMS EXPIRE IN 1998

J. Terrell Brown                   57  Chairman and Chief Executive Officer
 Director since 1995                    of United Companies Financial Corp.
                                        (financial services).

Harold B. Judell                   82  Senior partner in the law firm of
 Director since 1986                    Foley & Judell, LLP.

Richard L. Pearlstone              49  President of Pearlstone Group, Inc.
 Director since 1986                    (investments) since 1995; President
                                        of Delta Properties, Inc. (commercial
                                        real estate development); Chief
                                        Executive Officer of Cross Keys Asset
                                        Management, Inc.(investment advisors).

                     DIRECTORS WHOSE TERMS EXPIRE IN 1999

Francis L. Fraenkel                64  President of Delta Capital
 Director since 1993                    Management, Inc. (investment
                                        management) since 1992.

Sidney W. Lassen                   62  Chairman of the Board and Chief
 Chairman of the Board,                 Executive Officer of the Company
 Chief Executive Officer                since 1986; Chairman of the Board
 and Director since 1986                and Chief Executive Officer
                                        of Sizeler Realty Co., Inc.
---------------
(1) Unless otherwise stated, each director has held the positions indicated for at least the past five years.

OTHER DIRECTORSHIPS

The directors of the Company serve on the Boards of Directors or the Boards of Trustees of the following publicly held companies:

  DIRECTOR                        COMPANY
  --------                        -------
J. Terrell Brown              Hibernia Corporation
                              United Companies Financial Corp.

Harold B. Judell              EastGroup Properties

Sidney W. Lassen              Hibernia Corporation

James W. McFarland            Stewart Enterprises, Inc.
                              American Indemnity Financial Corporation
                              Petroleum Helicopter, Inc.

Theodore H. Strauss           Clear Channel Communications, Inc.
                              Hollywood Casino Corp.


COMMITTEES AND MEETING DATA

The Executive Committee of the Board of Directors consists of Messrs. Judell, Lassen, Masilla, McFarland and Strauss. It has all the authority of the Board of Directors (except for action relating to certain fundamental corporate changes) between Board meetings, including the authority to declare a dividend and to authorize the issuance of stock. The Executive Committee met once during 1996.

The Audit Committee of the Board of Directors consists of Messrs. Fraenkel, Judell, McFarland and Pearlstone. The Audit Committee met once during 1996. Its functions are to recommend the appointment of independent accountants; review the arrangements for and scope of the audit by independent accountants; review the independence of the independent accountants; consider the adequacy of the system of internal accounting controls and review any proposed corrective action; review and monitor the Company's policies regarding business ethics and conflicts of interests; discuss with management and the independent accountants the Company's draft annual financial statements and key accounting and/or reporting matters; and review the activities and recommendations of the Company's financial staff.

During 1996, the Compensation Committee consisted of Messrs. Judell and McFarland. The Compensation Committee met five times during 1996. The function of the Compensation Committee is to review the compensation program for executive officers and to administer the Company's 1986 and 1996 Option Plans.

The Company does not have a separate nominating committee or any committee performing a similar function.

During 1996 the full Board of Directors met on five occasions. All directors except Mr. Brown attended at least 75% of the aggregate total number of meetings held by the Board of Directors and all committees of the Board on which such director served.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that directors, officers and more than 10 percent shareholders of the Company file reports with the Securities and Exchange Commission within the first 10 days of the month following any purchase or sale of Shares. The Company is not aware that any director failed to make such filings in a timely manner during 1996.

EXECUTIVE OFFICERS

The following is a listing of the Company's executive officers. The day-to-day operational management of the Company's properties is performed by Sizeler Real Estate Management Co., Inc. pursuant to a management agreement which is described under the heading "Management Agreement."


         NAME, TENURE AND                                     PRINCIPAL OCCUPATION AND BUSINESS
   POSITION(S) WITH THE COMPANY                       AGE      EXPERIENCE FOR PAST FIVE YEARS
   ----------------------------                       ---     ---------------------------------
Sidney W. Lassen                                       62     See table under "Information Concerning Directors"
  Chairman of the Board and Chief Executive
  Officer since 1986

Thomas A. Masilla, Jr.                                 50     See table under "Information Concerning Directors"
  Vice Chairman since 1994, President and
  Principal Operating Officer since 1995,
  Chief Financial Officer since 1996, and
  Director since 1986

                             EXECUTIVE COMPENSATION

Summary Compensation Table. The following table contains information with respect to the annual and long-term compensation for the years ended December 31, 1996, 1995 and 1994 for the Company's chief executive officer and each other executive officer of the Company who received cash compensation in excess of $100,000 during 1996 (the "Named Officers").


                                                                                    LONG TERM
                                                             ANNUAL                COMPENSATION              ALL OTHER
                                                          COMPENSATION              AWARDS(1)             COMPENSATION(2)
                                                       -------------------          ---------             ---------------
NAME AND PRINCIPAL POSITION                 YEAR       SALARY        BONUS           OPTIONS
---------------------------                 ----       ------        -----           -------
Sidney W. Lassen                            1996       $250,000    $15,000(3)      30,000 shs                  $25,000
 Chairman of the Board                      1995        250,000           -0-             -0-                   25,000
 and Chief Executive Officer                1994        250,000           -0-             -0-                   25,000

Thomas A. Masilla, Jr.                      1996       $195,000    $12,000(3)      30,000 shs                  $19,500
 Vice Chairman, President, Principal        1995        131,913      1,783(3)      25,000 shs                   16,000
 Operating and Chief Financial Officer       1994            (4)           -0-       1,000 shs                      -0-

---------------
(1)  These options were granted under the 1986 Option Plan.

(2) This amount was paid under a nonelective deferred compensation agreement with each Named Officer, pursuant to which an amount of deferred compensation is credited annually to a bookkeeping account maintained for him. Upon the officer's election to retire at age 65, earlier termination of employment or death, the Company will pay him his vested interest in his account. His interest vests over a three year period.

(3)  This amount was paid one-half in Shares and one-half in cash.

(4) Prior to 1995, Mr. Masilla served as a director of and a consultant to the Company, and the amount paid to him did not exceed $100,000.

Option Grants. The following table gives information with respect to option grants made to the Named Officers during 1996. The information regarding potential realizable value assumes that the Shares will appreciate at the compounded percentage rate set forth in the table during the entire term of the option. There can be no assurance that such appreciation will occur.

                                                  % OF TOTAL                                            POTENTIAL REALIZABLE VALUE
                                                 OPTIONS/SARS                                            AT ASSUMED ANNUAL RATES
                                                  GRANTED TO              EXERCISE OF                        OF STOCK PRICE
                                  OPTIONS/SARS   EMPLOYEES IN              BASE PRICE      EXPIRATION       APPRECIATION FOR
             Name                   GRANTED       FISCAL YEAR                ($/SH)           DATE             OPTION TERM
             ----                   -------      ------------                ------           ----             -----------
                                                                                                          5% ($)          10% ($)
                                                                                                          ------          -------
Sidney W. Lassen                   30,000(1)         100%                    $8.625         5/10/06      $162,726        $412,381
Thomas A. Masilla, Jr.             30,000(1)         100%                    $8.625         5/10/06      $162,726        $412,381

---------------
(1) Becomes exercisable with respect to 15,000 Shares on May 10, 1997, and 15,000 Shares on May 10, 1998.

Option Exercises and Fiscal Year End Option Values. The following table shows information with respect to the value realized by the Named Officers on the exercise of options during 1996 and the value of unexercised options held by the Named Officers as of December 31, 1996. Valuation calculations for unexercised options are based on the closing price of the Company's stock on the New York Stock Exchange (the "exchange") on December 31, 1996 ($9.625).


                                                                                                          VALUE OF UNEXERCISED IN-
                                                                          NUMBER OF UNEXERCISED            THE -MONEY OPTIONS/SARS
                              SHARES ACQUIRED ON        VALUE       OPTIONS/SARS AT DECEMBER 31, 1996       AT DECEMBER 31, 1996
      NAME                         EXERCISE            REALIZED          EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
      ----                         --------            --------          -------------------------        -------------------------
Sidney W. Lassen                      0                   $0                   95,000/30,000                   $ 6,250/$288,750
Thomas A. Masilla, Jr.                0                   $0                   31,500/42,500                   $38,500/$288,750

Agreements with Executive Officers. The Company has entered into an agreement with each of its executive officers. Each agreement has a two-year term that is extended automatically each month so that the remaining term of the agreement is 24 months. Each officer is entitled to a minimum base salary under his agreement ($265,000 for Mr. Lassen and $210,000 for Mr. Masilla). The Board may terminate an agreement at any time with no further obligation upon a finding that an officer has breached or neglected his duties, and an officer may resign at any time upon 30 days' notice. The Board may also terminate an agreement at any time without cause; in that event, or upon death or disability, the officer is entitled to 24 months continued salary and benefits. Provisions for termination of employment upon a change of control supersede the agreements' regular termination provisions. Change in control is defined, subject to various qualifications, as the acquisition by a person or group of beneficial ownership of 20 percent or more of the Shares, together with a change in the composition of a majority of the Board. If, within 24 months of a change of control, either the Company terminates an officer's employment for reasons other than cause (as defined) or disability, or the officer resigns because of certain changes in the circumstances of his employment, the officer is entitled to a severance benefit equal to the lesser of (i) the amount deductible by the Company under Section 280G of the Internal Revenue Code of 1986, as amended, or (ii) two times the sum of his annual salary and one-half the amount of the bonuses and nonelective deferred compensation paid or credited to him in the past 24 months plus continuation of life and health insurance benefits for 24 months.

Compensation Committee Report. During 1996, the members of the Company's Compensation Committee were Messrs. Judell and McFarland. The Compensation Committee believes that the primary goals of the Company's compensation policies should be as follows:

 . To provide total compensation opportunities for executive officers which are competitive with those provided to persons in similar positions in companies with which the Company competes for employees.

 . To strengthen the mutuality of interest between management and shareholders through the use of incentive compensation directly related to corporate performance and through the use of stock-based incentives that result in increased Share ownership by executive officers.

 . To ensure that the available retirement and capital accumulation programs will provide for sufficient income to allow management to retire.

In furtherance of these policies the Company adopted the agreements with officers, Non-Elective Deferred Compensation Agreements which are described elsewhere in this Proxy Statement. The Company also adopted an Incentive Award Plan. The Compensation Committee believes that the employment agreements provide the Company's executive officers with sufficient compensation and security in their present positions. The Non-Elective Deferred Compensation Agreements provide future benefits to the executive officers for retirement. The Compensation Committee believes that the Incentive Award Plan will align the interests of the executive officers with those of the shareholders by (i) basing incentive awards on funds from operations per share ("FFO"), which the Company and the real estate investment trust industry believe to be an important measure of the financial performance of a real estate investment trust and (ii) paying 50% of each incentive award in Shares. The Incentive Award Plan also grants the Compensation Committee discretion to make awards less than those indicated by the Incentive Award Plan's targets if the Compensation Committee believes that reduction is appropriate. The Compensation Committee will continue to evaluate the Company's compensation program to determine whether it is providing the incentives for which it is intended.

The Compensation Committee believes that the main purpose of base compensation is to provide sufficient compensation to the executive officers of the Company relative to salary levels for other real estate investment trusts and the officer's level of responsibility. With respect to Mr. Lassen, the Company's chief executive officer, the Committee considered a number of factors in setting the compensation set forth in the agreement with him, the most important of which were the level of compensation paid to chief executive officers of other real estate investment trusts the same relative size as the Company (the Company's size has increased significantly over recent years through acquisitions of new properties) and the success of the Company's program instituting operating efficiencies, controlling costs and increasing rental rates and percentages leased, which was developed under Mr. Lassen's direction.

In determining compensation to be paid to the executive officers of the Company other than Mr. Lassen in 1996, the Compensation Committee designed its compensation policies to align the interests of the executive officers of the Company with the Company's business strategy. These policies are intended to reward executives for putting into effect the Company's long-term strategic plan and for enhancing shareholder value, while at the same time providing sufficient compensation to executives so that the Company can retain the services of executives whose abilities are critical to the Company's long-term success.

The Compensation Committee believes that long term stock-based incentive compensation encourages senior management to operate in a manner consistent with the interests of the Company's stockholders. In 1996 the Company granted a total of 97,500 options to officers of the Company and officers and senior managers of the Company's affiliates, of which 30,000 were granted to Mr. Lassen and 30,000 were granted to Mr. Masilla. In determining the number of options to be granted, the Compensation Committee, upon the recommendation of an independent compensation consultant, took into account the executive's current salary, the amount of stock-based compensation previously granted to the executive, the executive's duties and performance, and competitive industry practices.

The Compensation Committee believes that FFO is an important measure of the financial performance of a real estate investment trust, and the Incentive Award Plan bases its awards on FFO. The Company's FFO increased from $1.21 in 1995 to $1.28 in 1996. Because of this the Compensation Committee decided to grant bonuses to executive officers of the Company totalling $27,000 (paid one-half in cash and one-half in Shares).

                                               HAROLD B. JUDELL
                                               JAMES W. McFARLAND

This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement and any portion thereof into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE COMPARISON.

Set forth below is a line graph comparing the percentage change in the cumulative return to shareholders on the Company's Shares over the five years ending December 31, 1996, against the cumulative return of the Wilshire REIT Index, Wilshire RE Securities Index, Standard & Poor's 500, and a peer group of diversified REITs. The companies contained in the peer group are listed in the footnote below.



                       SIZELER PROPERTY INVESTORS, INC.
                           TOTAL RETURN PERFORMANCE


                             [CHART APPEARS HERE]


-----------------------------------------------------------------------------------------------------------------
INDEX                                 12/31/91     12/31/92     12/31/93      12/3194      12/3195     12/31/96
-----------------------------------------------------------------------------------------------------------------
THE COMPANY                             100.00       107.99       122.19       122.02       115.45       138.20
-----------------------------------------------------------------------------------------------------------------
Wilshire REIT Index                     100.00       114.42       129.53       132.92       144.91       177.37
-----------------------------------------------------------------------------------------------------------------
Wilshire RE Securities Index100.00      100.00       107.54       124.77       127.11       138.33       170.37
-----------------------------------------------------------------------------------------------------------------
SNL Custom Peer Group (1)               100.00       112.69       121.64       123.03       149.20       201.67
-----------------------------------------------------------------------------------------------------------------
S&P 500                                 100.00       107.62       118.47       120.03       165.13       202.89
-----------------------------------------------------------------------------------------------------------------

(1)  The Peer Group consists of the following companies in addition to the
     Company: Allied Capital Commercial Corporation, Angeles Participating Mortgage Trust, Arizona Land Income Corporation, Boddie-Noell Properties, BRT Realty Trust, Colonial Properties Trust, California Real Estate Investment Trust, Cousins Properties Incorporated, CV REIT, Inc., Duke Realty Investments, Inc., EastGroup Properties, EQK Realty Investors I, Franklin Real Estate Income Fund, Glenborough Realty Trust, Inc.,HMG/Courtland Properties, Inc., Income Opportunity Realty Trust, Lexington Corporate Properties, Inc., Metropolitan Realty Corporation,MGI Properties, PMC Commercial Trust, Property Capital Trust, Presidential Realty Corporation, Pennsylvania Real Estate Investment Trust, Pittsburgh & West Virginia Railroad, Resort Income Investors, Inc., RPS Realty Trust, Realty ReFund Trust, Santa Anita Realty Enterprises, Inc., Transcontinental Realty Investors, Banyan Strategic Realty Trust, Value Property Trust, Vanguard Real Estate Fund I,Vanguard Real Estate Fund II, and Washington Real Estate Investment Trust.

DIRECTORS' FEES

Directors who are also executive officers of the Company are not separately compensated for their services as directors. Directors who are not executive officers are compensated in accordance with the Company's 1994 Directors' Stock Ownership Plan (the "Directors' Plan"). The Directors' Plan provides for a stock award of 1,500 Shares to be made to each director annually on the first business day following January 15. A director may elect to be paid a cash substitute rather than all or part of an annual stock award. The cash substitute will equal 90 percent of the value of the Shares for which the director elects the cash substitute.

MANAGEMENT AGREEMENT

The Company has a management agreement (the "Management Agreement") with Sizeler Real Estate Management Co., Inc. (the "Management Company"). The Management Company is a wholly-owned subsidiary of Sizeler Realty Co. Inc. ("Sizeler Realty"), in which a beneficial minority interest is directly owned by Sidney W. Lassen and the balance is owned by members of the families of Mr. Lassen's wife, her mother, and her father's estate. Mr. Lassen serves as an officer of Sizeler Realty.

Under the Management Agreement, which was entered into when the Company was organized in October 1986, and which has been amended from time to time, the Management Company performs leasing and management services with respect to the operation of all of the Company's properties, including accounting and data processing services, collecting rents, making repairs, cleaning and maintenance, etc. Upon request of the Company, the Management Company, performs or causes to be performed, advertising, promotion, market research, and management information services.

Under the Management Agreement, the annual Management Fee is paid ratably on a monthly basis and is calculated based upon .65% of the Company's gross investment in real estate at the beginning of each year (as shown on the Company's audited financial statements for the previous year), and is adjusted for acquisitions or dispositions of property during a year effective upon the acquisition or disposition. At the end of each year, the Management Fee for that year is adjusted (either upward or downward) by the percentage increase or decrease in the Company's funds from operations per Share compared to the previous year.

During 1996, the Company paid the Management Company $2,489,000 consisting of management and leasing fees and reimbursement for certain administrative expenses. FFO were $1.28 in 1996 and $1.21 in 1995. Accordingly, an upward adjustment of the Management Fee from .65% of the Company gross investment in real estate to .688% was made by mutual agreement of the Company and the Management Company for the year ended December 31, 1996.

The Company's By-Laws require that the directors of the Company not affiliated with Sizeler Realty or the Management Company (the "Unaffiliated Directors") determine, at least annually, that the compensation the Company contracts to pay for management services is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed in the Management Agreement. The determination is to be based upon such factors as the Unaffiliated Directors deem appropriate, including the size of the fee in relation to the size, composition and profitability of the Company's real property interests under management, the rates charged to other REITs and to investors other than REITs by firms performing similar services, the amount of additional revenues realized by such firm and its affiliates for other services performed for the Company's properties under management (including income, conservation or appreciation of capital) and the quality of those properties. The Unaffiliated Directors have approved the compensation paid to the Management Company for the year ended December 31, 1996, and have approved the renewal of the Management Agreement for 1997.

The Management Agreement is renewable annually by the parties, subject to a determination by a majority of the Unaffiliated Directors that the Management Company's performance has been satisfactory, and subject to the termination rights of the parties. The Management Agreement may be terminated for any reason by either party upon 180 days' written notice.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

In connection with the Company's acquisition of the improvements at the Westland Shopping Center in Kenner, Louisiana, in February 1987, the Company entered into a ground lease with the two trusts that own the land, the respective beneficiaries of which are Mr. Lassen's wife and brother-in-law. Under the ground lease, which expires in 2046, the Company pays the owners an annual rental of 8% of gross rental income (i.e., minimum and percentage rents) received from tenants of the center. For the year ended December 31, 1996, the total expense by the Company under the ground lease amounted to $52,000.

The Company leases approximately 14,000 square feet at the Westland Shopping Center to Sizeler Realty. The lease provides for an annual rental of $84,300 plus a proportionate share of the center's operating expenses. The lease term expires January 31, 2002. Sizeler Realty has two five-year renewal options remaining.

In March 1991, the Company purchased a one-half interest in the Southwood Shopping Center, a 40,000 square foot community shopping center in Gretna, Louisiana, from Sizeler Realty Co. (LaPalco), Inc. ("LaPalco"), a wholly-owned subsidiary of Sizeler Realty, for $900,000. The Southwood Shopping Center is subject to a ground lease from Sidney W. Lassen and his wife, and I. William Sizeler, Mr. Lassen's brother-in-law, and his wife. The ground lease's term runs through March 31, 2031. The rent under the ground lease is 50% of cash flow (after debt service and certain other adjustments described below) up to a maximum of $225,000 and, in the event the rental payment shall reach $225,000 in any year, it shall remain fixed at $225,000 for each year thereafter. For 1996, there were no payments under the ground lease, and there have been no payments thereunder since the purchase of the Southwood Shopping Center in 1991. The Company and LaPalco each contributed their one-half interests in the Southwood Shopping Center to a partnership. Under the terms of the partnership agreement, the Company is to receive a preferential return equal to 11.25% of (i) its initial contributions to the partnership (valued at $900,000) plus (ii) any subsequent contributions, less (iii) any distributions to the Company from sums available from sale or refinancing. Profit and loss allocations after this preferential allocation and the distribution of a like sum to LaPalco will be based on respective ownership interests. Payments of rent under the ground lease are subordinate to payment of the Company's preference. LaPalco is the primary obligor on a mortgage note payable, whose principal balance was approximately $1,291,000 on December 31, 1996, maturing in March 1999, secured by the Southwood Center, guaranteed by Sizeler Realty, which LaPalco is obligated to satisfy out of its partnership distributions or other sources. In the event of a sale of the Southwood Center, proceeds would be distributed as follows: first, to the Company in the amount of any unpaid preferential return plus the amount of its contributions; second, to LaPalco in an amount equal to the greater of the amount distributed to the Company or the amount of financing still outstanding; and, finally, to the partners in accordance with their respective interests.

The Company, directly or through wholly-owned subsidiaries, owns its interests in Southland Mall, North Shore Square Mall, Delchamps Plaza, Hammond Square Mall, Westgate Shopping Center, Westland Shopping Center, Airline Shopping Center, Azalea Gardens Shopping Center, Colonial Shopping Center, Steeplechase Apartments, Garden Lane Apartments, The Georgian Apartments, Colonial Manor Apartments and Magnolia Place Apartments through partnerships in which the Company has a 99% interest and its partner has a 1% interest. In each case, its partner is a wholly-owned subsidiary of Sizeler Realty.

See "Management Agreement" for information concerning the compensation by the Company of the Management Company pursuant to the Management Agreement and the affiliation of certain Company directors and officers with the Management Company and its parent company, Sizeler Realty.

    2. RATIFICATION OF AN AMENDMENT TO THE SIZELER PROPERTY INVESTORS, INC.
                      1994 DIRECTORS' STOCK OWNERSHIP PLAN

At the Meeting, stockholders will be asked to vote on a proposal to ratify the adoption by the Board of Directors of an amendment (the "Directors' Amendment") to the Sizeler Property Investors, Inc. 1994 Directors' Stock Ownership Plan (the "Directors' Plan"). As described below, the Directors' Plan provides for awards of Shares to directors, and stockholder ratification of the Directors' Amendment is sought for the purpose of complying with Rule 16b-3 under the Securities Exchange Act of 1934. Under the Directors' Amendment, the number of Shares granted as an annual stock award to a director was increased from 1,000 to 1,500. The affirmative vote of a majority of the Shares present (in person or represented by proxy) is required for ratification of the Directors' Amendment. The directors recommend a vote FOR the Directors' Amendment. Unless otherwise instructed, proxies will be voted FOR the Directors' Plan. The description of the Directors' Plan set forth below is qualified in its entirety by the text of the Directors' Plan, which is set forth in Exhibit A to this Proxy Statement.

MATERIAL FEATURES OF THE DIRECTORS' PLAN, AS AMENDED

The Directors' Plan provides for the payment of annual fees to directors of the Company who are not employees of the Company. The Directors' Plan is intended to encourage directors to increase their proprietary interest in the Company by receipt of their annual fees in the form of Shares. The Directors' Plan provides for a stock award of 1,500 Shares to be made to each director annually on the first business day following January 15. A newly-appointed or elected director shall also receive a stock award of 1,500 Shares, provided the director's appointment or election precedes October 1 of a year. A director may elect to be paid a cash substitute rather than all or part of an annual stock award. The cash substitute will equal 90 percent of the value of the Shares for which the director elects the cash substitute. For purposes of the Directors' Plan, the value of a Share is deemed to equal the average closing price of a share on the Exchange on the last five days on which Shares were traded prior to the date of receipt of the annual stock award. The Board of Directors may amend or terminate the Directors' Plan, provided, however, that no amendment that would materially increase the benefits accruing to directors may be made without stockholder approval.

AMOUNT OF AWARDS FOR 1997

Each director, except Mr. Lassen and Mr. Masilla (who are salaried officers), received an award of 1,500 Shares on January 16, 1997. No directors elected cash.

    3. RATIFICATION OF AN AMENDMENT TO THE SIZELER PROPERTY INVESTORS, INC.
                             1996 STOCK OPTION PLAN

At the Meeting, stockholders will be asked to vote on a proposal to ratify the adoption by the Board of Directors of an amendment (the "Option Amendment") to the Sizeler Property Investors, Inc. 1996 Stock Option Plan (the "1996 Plan"). The affirmative vote of a majority of the Shares present (in person or represented by proxy) and entitled to vote at the meeting is required for ratification of the Option Amendment. The directors recommend a vote FOR the ratification of the Option Amendment. Unless instructed otherwise, proxies will be voted FOR ratification of the Option Amendment. The description of the1996 Plan, as amended, is qualified in its entirety by the text of the 1996 Plan which is attached hereto as Exhibit B.

DESCRIPTION OF THE OPTION AMENDMENT.

The Option Amendment increases from 1,000 to 2,000 Shares, the number of shares each Non-Employee Director will be entitled to purchase pursuant to Options granted to Non-Employee Directors on the first business day of January each year, under the 1996 Plan. The Option Amendment also provides that each Non-Employee Director who was a Non-Employee Director on the effective date of the Option Amendment (August 16, 1996) shall receive an option to purchase 2,000 Shares less any Shares for which an option was granted on that date pursuant to the Company's 1986 Stock Option Plan, as amended.

SUMMARY OF THE 1996 PLAN, AS AMENDED.

The 1996 Plan, as amended, authorizes the issuance of up to 350,000 Shares pursuant to incentive stock options under Section 422A of the Code to key employees of the Company and non-qualified stock options to key employees and directors of the Company during the ten year period beginning February 1, 1996. An option entitles the optionee to purchase Shares at the exercise price specified in the option; in order to obtain the Shares, the optionee must pay the exercise price in cash, Shares, or a combination of both.

NON-EMPLOYEE DIRECTOR OPTIONS.

Of the 350,000 Shares authorized for issuance pursuant to the 1996 Plan, as amended, a maximum of 125,000 Shares may be issued to directors of the Company who are not, and have not been for at least one year prior to the date of determination, employees of the Company ("Non-Employee Directors"). Under the 1996 Plan, as amended, each person who first becomes a Non-Employee Director after February 1, 1996, will automatically be granted on the date such person becomes a Non-Employee Director a non-qualified stock option to purchase 5,000 Shares. On the first business day of January in each calendar year following the calendar year in which a Non-Employee Director is first granted an option to purchase Shares under the 1996 Plan, or, in the case of a person who became a Non-Employee Director prior to February 1, 1996, on the first business day of January, each Non-Employee Director will automatically be granted a non-qualified stock option to purchase 2,000 Shares, except that (i) the total number of Shares with respect to which options may be granted to any one Non-Employee Director cannot exceed 25,000 and (ii) if there are insufficient Shares remaining of the 125,000 reserved for Non-Employee Director options, the Shares subject to the option will be reduced in the proportion that the total number of Shares with respect to which options would have otherwise been automatically granted to Non-Employee Directors on that date bears to the total number of Shares available. Each optionee who was a Non-Employee Director on August 16, 1996, was granted (subject to shareholder ratification of the Option Amendment) on that date a non-qualified stock option to purchase 2,000 shares of Common Stock, less the number of shares of Common Stock, if any, for which an option was granted to that Non-Employee Director on that date pursuant to the Company's 1986 Stock Option Plan, as amended. Any Non-Employee Director who was granted an Option to purchase shares of Common Stock on August 16, 1996, pursuant either to the preceding sentence or to the Company's 1986 Stock Option Plan, or both, was not granted the Option which would otherwise be granted under the 1996 Plan on the first business day of January 1997. The option exercise price for Non-Employee Director options is the average of the high and low sales price for a Share on the Exchange on the date of grant. Such options are exercisable in full six months after the date of grant and expire ten years after the date of grant or, if earlier, six months after the termination of the optionee's service as a Non-Employee Director or Employee.

KEY EMPLOYEE OPTIONS.

The Compensation Committee of the Board of Directors (the "Committee") determines, in its discretion, the officers and employees who are to receive options, the number of Shares which may be issued under such Option, and the terms, conditions and periods of exercisability of each option. Under the 1996 Plan, the Committee must be comprised of Non-Employee Directors, and Non-Employee Directors are not eligible to participate in the 1996 Plan except to the extent they are entitled to the automatic grant of options pursuant to the provisions of the 1996 Plan applicable to Non-Employee Directors discussed above.

Options granted to officers and employees are exercisable no earlier than twelve months after the date of grant and expire ten years after the date of grant or, if earlier, upon the termination of the optionee's employment, except that options exercisable on the date of an optionee's termination remain exercisable for specified periods after the termination, but not beyond ten years after the date of grant. The Committee may determine the exercise price of options granted to officers and employees, but the price may not be less than the fair market value (average of the high and low sales price for Shares on the Exchange) on the date of grant.

GENERAL PROVISIONS.

Outstanding options are subject to adjustment in the event of a stock dividend, stock split or other change in the Company's capital structure and, in the sole discretion of the Committee, in the event of a merger or consolidation in which the Company is not the survivor, a dissolution or liquidation of the Company or a change in ownership of more than 45% of the outstanding shares as a result of concerted action by one or more persons. No amendment to the 1996 Plan which would (i) materially increase the cost of the 1996 Plan to the Company, (ii) increase the number of shares which may be issued under the 1996 Plan (other than increases by reason of a stock dividend or stock split), (iii) change the class of persons eligible to receive options under the 1996 Plan, (iv) extend the term of the 1996 Plan, or (v) provide for the administration of the 1996 Plan other than by a committee comprised entirely of Non-Employee Directors, can be made without the approval of the stockholders of the Company.

TAX INFORMATION.

An optionee granted a non-qualified stock option will not recognize income for federal income tax purposes upon the grant of the option but will, upon the exercise of the option, recognize ordinary income equal to the amount by which the fair market value of the Shares acquired through the exercise of the option exceeds the exercise price of the option.

An employee granted an incentive stock option under Section 422A of the Code will not recognize income for federal income tax purposes upon the grant or exercise of the option. However, the amount by which the fair market value of the Shares acquired through the exercise of the stock option exceeds the exercise price of the option is an item of tax preference for the purpose of computing alternative minimum taxable income for the year of exercise.

When any optionee exercises a non-qualified option, the Company is entitled to a deduction for federal income tax purposes equal to the amount of income recognized by the employee upon the exercise of the option, provided federal income tax withholding requirements are satisfied.

The Company is not entitled to a deduction for federal income tax purposes in connection with the grant or exercise of an incentive stock option. However, if within one year of an employee's acquisition of Shares through the exercise of an incentive stock option the employee disposes of such Shares, the employee will recognize ordinary income and the Company will be entitled to a deduction in the year of the disposition equal to the amount by which the fair market value of such Shares on the date of exercise (or, in certain cases, if lower, the amount of the proceeds of the disposition) exceeds the exercise price of the option.

An optionee's basis for determining capital gain or loss on the sale or exchange of Shares acquired through the exercise of an option will be, in the case of a non-qualified option, the exercise price of the option plus any ordinary income recognized upon the exercise of the option, or, in the case of an incentive stock option, the exercise price of the option plus, if the sale or exchange occurs within one year of the employee's acquisition of the Shares, any ordinary income recognized on such sale or exchange.

                                4. OTHER MATTERS

The directors know of no business to be brought before the Meeting other than as set forth above. If, however, any other business should properly come before the Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxies in accordance with their best judgment on such matters.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

KPMG Peat Marwick, LLP, independent accountants, has audited the books of the Company since 1995. The Board of Directors has not yet appointed a firm to act as auditors for the fiscal year ending December 31, 1997. A representative of KPMG Peat Marwick, LLP is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

       STOCKHOLDER PROPOSALS FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals must be received by the Company at its office at 2542 Williams Boulevard, Kenner, Louisiana 70062 no later than December 5, 1997, in order to be considered for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Stockholders.


                                   By Order of the Board of Directors



                                   THOMAS A. MASILLA, JR.
                                   President

                                                                       EXHIBIT A
                        SIZELER PROPERTY INVESTORS, INC.
                      1994 DIRECTORS' STOCK OWNERSHIP PLAN
                        AS AMENDED THROUGH MARCH 1, 1997

SECTION 1. INTRODUCTION

Sizeler Property Investors, Inc. (the "Company"), established the Sizeler Property Investors, Inc. 1994 Directors' Stock Ownership Plan effective January 1, 1994, and amended the Plan by the First Amendment effective August 1, 1994, and the Second Amendment, effective August 16, 1996. The Plan, as restated to incorporate the amendments made by the First Amendment and the Second Amendment is set forth below and is to be known as the Sizeler Property Investors, Inc. Directors' Stock Ownership Plan, as amended, effective August 16, 1996 (the "Plan").

In connection with the establishment of the Plan, the Company determined to grant no additional options under the 1989 Directors' Stock Option Plan.

SECTION 2. PURPOSES

The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable directors and by encouraging directors to increase their proprietary interest in the Company through receipt of their annual fees in the form of shares of the common stock, $.01 par value, of the Company ("shares").

SECTION 3. PARTICIPATION

Each member of the Company's Board of Directors who is not an employee of the Company (a "Director") shall be eligible to participate in the Plan.

SECTION 4. ANNUAL STOCK AWARD

(a) There shall be an Annual Award Date under this Plan for each calendar year beginning with 1994. The Annual Award Date shall be the first business day following January 15 of the calendar year, except that, for the year 1995, the Award Date shall be February 15.

On each Annual Award Date after December 31, 1996, each then-current Director shall automatically receive an award of 1,500 Shares. Such an award and any award pursuant to Section 4(b) shall be referred to in this Plan as the Annual Stock Award.

(b) A Director who is elected to the Board of Directors at an annual meeting of shareholders or who is appointed to fill a vacancy on the Board of Directors at any time prior to October 1 of any calendar year and who has not previously been issued an Annual Stock Award for the calendar year in which the Director was so elected or appointed shall receive an Annual Stock Award for that calendar year five business days after the date of such election or appointment to the Board.

SECTION 5. ISSUANCE OF SHARES

Subject to the provisions of Sections 6, 7 and 12, the Company shall issue to an eligible Director the requisite number of Shares included in an Annual Stock Award as soon as practicable following the date of receipt of the Annual Stock Award.

SECTION 6. RESTRICTIONS ON ISSUANCE OF SHARES; RIGHTS AS SHAREHOLDERS

The obligation of the Company to issue Shares pursuant to an Annual Stock Award shall be subject to the condition that, should the Board of Directors of the Company determine that the listing, registration, or qualification of the Shares upon any securities exchange or under any state or federal law or the consent or approval of any regulatory body is necessary or desirable as a condition to or in connection with the issuance of the Shares, no such Shares may be issued unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors.

The certificates representing Shares issued by the Company in connection with an award under this Plan may bear a legend describing any restrictions on resale of such Shares under applicable securities laws and stop transfer orders with respect to such certificates may be entered on the Company's stock transfer records.

A Director will have no rights as a shareholder of the Company with respect to any Shares to be issued in connection with an award under this Plan until the date of issuance of the certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date precedes the date the certificate is issued.

SECTION 7. CASH ELECTION

Except as provided in Paragraph (iii) below, a Director who will be eligible for an Annual Stock Award on an Annual Award Date may elect a cash payment in the amount described below (the "Cash Substitute") instead of the issuance of some or all of the Shares included in the Director's Annual Stock Award. The Company shall pay the Cash Substitute as soon as practicable following the Annual Award Date.

The Cash Substitute shall equal 90 percent of the value, as determined below, of that number of Shares included in the Annual Stock Award which the Director elects not be issued. For the purposes of this Plan, the value of each Share included in the Annual Stock Award shall be deemed to equal the average closing price of a Share on the New York Stock Exchange (or, if not listed on that exchange, on any other national securities exchange or over-the-counter market selected by the Board of Directors on which the Shares were traded) on the last five days preceding the Annual Award Date on which Shares were traded, as reported in The Wall Street Journal or another publication selected by the Board of Directors.

To elect the Cash Substitute, a Director shall file an irrevocable written election with the Secretary of the Company by June 30 preceding the Annual Award Date, subject to the following provisions:

(i) An election relating to an Annual Stock Award to be made on January 17, 1994, may be filed until January 14, 1994.

(ii) An election relating to an Annual Stock Award to be made on February 15, 1995, may be filed until August 12, 1994.

(iii) A Director may not elect a Cash Substitute for an Annual Stock Award to be made pursuant to Section 4(b) upon the Director's election or appointment to the Board of Directors, nor may a Director elect a Cash Substitute for an Annual Stock Award to be made on an Annual Award Date unless the Director was a Director on and filed an election on or before the last date for filing an election relating to that Annual Award Date.

SECTION 8. ADMINISTRATION

The Board of Directors shall administer the Plan. Any determination of the Board of Directors with respect to participation, the amount of awards, the payment of awards, or any matter involving the interpretation of the Plan shall be conclusive and binding on all participants.

SECTION 9. NO ASSIGNMENT

A Director may not assign any right to an award or payment under this Plan, and awards and payments shall not be subject to alienation whether by garnishment, lien, or otherwise, except as required by law.

SECTION 10. CAPITAL ADJUSTMENTS

The number of Shares included in an Annual Stock Award pursuant to Section 4 shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock dividend, stock split, reclassification, recapitalization, combination, or exchange with respect to the Shares.

SECTION 11. AMENDMENT AND TERMINATION

The Board of Directors of the Company may amend or terminate this Plan at any time by resolution, provided, however, that no amendment or termination of the Plan may adversely affect any award to which a Director has previously become entitled, and provided, further, that no amendment that would materially increase the benefits accruing to Directors shall be made without the approval of the Company's shareholders.

SECTION 12. APPROVAL OF SHAREHOLDERS

This Plan shall be effective immediately upon approval by the Company's shareholders. Any issuance of Shares prior to the approval of the Plan by the Company's shareholders may be conditional upon the subsequent approval of shareholders at the next annual meeting of shareholders.

SECTION 13. OTHER DIRECTOR COMPENSATION

This Plan does not preclude payment of fees to a Director for attendance at meetings of the Board of Directors and of committees of the Board of Directors in such amounts and upon such terms as the Board of Directors shall approve from time to time.

SECTION 14. AUTHORIZATION

The Board of Directors of the Company authorized the establishment of this Plan by action duly taken at its meeting on October 29, 1993.

                                                                       EXHIBIT B


                        SIZELER PROPERTY INVESTORS, INC.
                             1996 STOCK OPTION PLAN
                        AS AMENDED THROUGH MARCH 1, 1997


1. PURPOSE.

The purpose of the Sizeler Property Investors, Inc. 1996 Stock Option Plan ("Plan") is to offer officers, key employees and directors of Sizeler Property Investors, Inc. (the "Company") the opportunity to own shares of Common Stock of the Company and receive cash payments based on the performance of Common Stock and, by doing so, to increase the incentive for such employees and directors to put forth maximum effort for the success of the Company's business. The Plan is intended to enhance the Company's ability to attract and retain highly qualified persons for the successful conduct of its business.

2. DEFINITIONS.

As used in this Plan:

(a)  "Common Stock" means the common stock, $.01 par value, of the Company.

(b)  "Key Employees" means officers and other key employees of the Company.

(c) "Fair Market Value" of a share of Common Stock on any date means the average of the high and low sales prices of a share of Common Stock if the Company's stock is listed on an exchange, or the average between the bid and the asked price for that date if the shares are traded over-the-counter (or, if no such shares were publicly traded on that date, the next preceding date that such shares were so traded), all as published in The Wall Street Journal or in any other publication selected by the Committee; provided, however, that if shares of Common Stock shall not have been publicly traded for more than ten days immediately preceding such date, then the Fair Market Value of a share of Common Stock shall be determined by the Committee in such manner as it may deem appropriate.

(d) "Option" means an option granted pursuant to the Plan to purchase shares of Common Stock, and may refer to either an incentive stock option as defined in
Section 422A of the Internal Revenue Code of 1986, as amended ("Code"), or a non-qualified stock option; that is, a stock option that is not an incentive stock option.

(e) "Committee" means the Compensation Committee of the Board of Directors of the Company or such other committee of the Board that the Board has appointed to administer the Plan. The Committee shall consist of two or more members of the Board of Directors of the Company who are Non-Employee Directors. Members of the Committee shall be disinterested persons as defined in Rule 16b-3, promulgated under the Securities Exchange Act of 1934, or any successor rule.

(f) "Non-Employee Director" means a director of the Company who is not, and has not been for a period of at least one year prior to that date as of which the determination is made, an employee of the Company.

3. ADMINISTRATION.

The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan. The Committee shall be authorized to interpret the Plan and the Options granted under the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Committee deems desirable. Any decision of the Committee in the administration of the Plan shall be in its sole discretion and conclusive. The Committee may act only by a majority of its members in office, except that the members of the Committee may authorize any one or more of their number or any officer of the Company to execute and deliver documents on behalf of the Committee.

4. SHARES AVAILABLE.

A total of 350,000 shares of Common Stock of the Company shall be available for grant under the Plan, of which a maximum of 125,000 shares may be issued to Non-Employee Directors upon the exercise of non-qualified stock options granted pursuant to Section 5(c). The aggregate number of shares that may be subject to an Option shall not exceed the available number of shares. Upon the expiration or termination in whole or part of any unexercised Option, the shares of Common Stock subject to such Option shall again be available for grant under the Plan.

5. GRANT OF OPTIONS.

(a) The Company may grant Options to Key Employees to purchase shares of Common Stock under the Plan.

(b) The Committee shall select the Key Employees to whom Options are to be granted and shall determine when Options are to be granted and the number of shares to be subject to each Option. No incentive stock option shall be granted to any employee who, at the time the incentive stock option would be granted, owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company.

(c) Each person who first becomes a Non-Employee Director after February 1, 1996, will automatically be granted on the date such person becomes a Non-Employee Director a non-qualified stock option to purchase 5,000 shares of Common Stock. On the first business day of January in each calendar year following the calendar year in which a Non-Employee Director is first granted an Option to purchase Common Stock pursuant to this Section 5(c), or, in the case of a person who became a Non-Employee Director prior to February 1, 1996, on the first business day of January, the Non-Employee Director will automatically be granted a non-qualified stock option to purchase 2,000 shares of Common Stock, provided the optionee continues to be a Non-Employee Director on such date. Notwithstanding the foregoing sentence, each optionee who is a Non-Employee Director on August 16, 1996, will be granted on that date a non-qualified stock option to purchase 2,000 shares of Common Stock less the number of shares of Common Stock, if any, for which an option is granted to that Non-Employee Director on that date pursuant to the Company's 1986 Stock Option Plan, as amended; any Non-Employee Director who is granted an Option to purchase shares of Common Stock on August 16, 1996, pursuant either to the preceding clause or to the Company's 1986 Stock Option Plan or both, shall not be granted the Option which would otherwise be granted under this Plan on the first business day of January 1997. The following limitations shall apply to the grant of Options pursuant to this Section 5(c):

(i) The aggregate number of shares of Common Stock with respect to which Options may be granted to any one Non-Employee Director pursuant to this
     Section 5(c) shall not exceed 25,000.

(ii) If on any date on which Options are to be granted to a Non-Employee Director pursuant to this Section 5(c) there is an insufficient number of shares of Common Stock available pursuant to Section 4 for the grant of Options to Non-Employee Directors as provided in this Section 5(c), then the number of shares subject to each Option granted pursuant to this
     Section 5(c) on such date shall equal the number of shares that otherwise would be subject to such Option except for this limitation multiplied by a fraction, the numerator of which shall be the total number of shares then available pursuant to Section 4 for the grant of Options to Non-Employee Directors and the denominator of which shall be the aggregate number of shares that otherwise would be granted pursuant to this Section 5(c), such product to be rounded down to the nearest whole number.

(iii) No Options will be granted pursuant to this Section 5(c) after February 1, 2006.

6. TERMS OF OPTIONS GRANTED TO KEY EMPLOYEES.

Each Option granted to a Key Employee under the Plan shall be evidenced by a written stock option agreement executed by the Company and the holder of the Option, in such form and upon such terms and conditions as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

(a) The purchase price of each share of Common Stock subject to an Option shall not be less than the Fair Market Value of a share of Common Stock on the date the Option is granted.

(b) An Option may be exercised in whole or in part from time to time during such period as the Option shall specify, provided that no Option shall be exercisable within one year after, or more than ten years after, the date of the grant of the Option.

(c) An Option may require that the optionee represent at the time of each exercise of the Option that the shares purchased are being acquired for investment and not with a view to distribution.

(d) The purchase price of the shares with respect to which an Option is exercised shall be payable in full on the date the Option is exercised, in cash, or, to the extent authorized by the Committee at the time the Option is granted, in shares of Common Stock, or in a combination of cash and such shares. The value of a share of Common Stock delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

(e) An Option shall not be assignable or transferable by the employee to whom granted except by will or the laws of descent and distribution and shall be exercisable, during the employee's lifetime, only by him.

(f) An Option may require that the optionee sell back to the Company any shares acquired pursuant to the exercise of the Option upon the termination of the optionee's employment with the Company at the then Fair Market Value of the shares as determined by the Committee, if such shares have not been registered under applicable securities laws or if there is no public market for such shares of the Company's Common Stock.

(g) Unless the Committee shall specify otherwise, the right of each optionee to exercise his Option to purchase the number of shares to which his Option initially related shall accrue on a cumulative basis as follows:

(i)      One year after the Option is granted:     1/4

(ii)     Two years after the Option is granted:    1/4

(iii)    Three years after the Option is granted:  1/4

(iv)     Four years after the Option is granted:   1/4

(h) Each agreement relating to an Option granted to a Key Employee shall state the extent to which such Option is intended to be either an incentive stock option or a nonqualified stock option.

(i) Any Option that has not already expired shall expire upon the termination of the optionee's employment with the Company, whether by death or otherwise, and no shares of Common Stock may thereafter be purchased pursuant to such Option, except that:

(i) An optionee may, within three months after the date of the termination of his employment, purchase any shares of Common Stock that the optionee was entitled to purchase under an Option on the date of the termination of his employment. If the optionee is disabled (within the meaning of Section 422A(c)(9) of the Code) upon the termination of his employment, the three-month period provided in this paragraph shall be extended to twelve months.

(ii) Upon the death of any optionee while employed with the Company, or within the three-month period referred to in Section 6(i)(i) above (twelve months, in the case of a disabled optionee), the optionee's estate or the person to whom such optionee's rights under the Option are transferred by will or the laws of descent and distribution may, within one year after the date of the optionee's death, purchase any shares of Common Stock that the optionee was entitled to purchase under an Option on the date of his death.

Nothing in this subsection shall authorize the exercise of an Option after the expiration of the exercise period provided in the Option, nor later than ten years after the date of the grant of the Option.

7. ADDITIONAL TERMS OF INCENTIVE STOCK OPTIONS.

Each incentive stock option granted under the Plan shall be subject to the following terms and conditions in addition to the terms and conditions described in Section 6 above:

(a) The aggregate Fair Market Value (determined as of the date an incentive stock option is granted) of the shares of Common Stock for which any employee may be granted incentive stock options in any calendar year (under this Plan and under all plans of the Company) shall not exceed $100,000 plus any "unused limit carryover" to such year determined as provided in Section 422A of the Internal Revenue Code.

(b) If an optionee disposes of shares acquired pursuant to the exercise of an incentive stock option in a disqualifying disposition within the time periods identified in Section 422(a)(1) of the Code, the optionee shall be required to notify the Company of such disposition and provide the Company with information as to the date of disposition, sales price, and number of shares involved, and with any other information about such disposition that the Company may reasonably request.

7.1 TERMS OF OPTIONS GRANTED TO NON-EMPLOYEE DIRECTORS.

Each Option granted under the Plan to a Non-Employee Director shall be evidenced by a written stock option agreement executed by the Company and the holder of the Option, including the following terms and conditions:

(a) The purchase price of each share of Common Stock subject to an Option granted to a Non-Employee Director shall equal the Fair Market Value of a share of Common Stock on the date the Option is granted.

(b) An Option granted to a Non-Employee Director shall be exercisable in full on the date that is six months after the date of the grant of the Option and, to the extent not already exercised, shall expire upon the earlier to occur of (i) the date that is six months after the termination of the Non-Employee Director's service as a Non-Employee Director or a Key Employee and (ii) the date that is ten years after the date of the grant of the Option.

(c) An Option shall require that the optionee represent at the time of each exercise of the Option that the shares purchased are being acquired for investment and not with a view to distribution.

(d) The purchase price of the shares with respect to which an Option is exercised shall be payable in full on the date the Option is exercised, in cash or in shares of Common Stock or in a combination of cash and such shares. The value of a share of Common Stock delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

(e) An Option shall not be assignable or transferable by the optionee except by will or the laws of descent and distribution and shall be exercisable, during the optionee's lifetime, only by him.

8. ADJUSTMENT OF SHARES AVAILABLE.

If there is any change in the number of outstanding shares of Common Stock of the Company through the declaration of stock dividends or through stock splits, then the number of shares available for Options and of shares subject to any Option shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock of the Company through any change in the capital account of the Company or through any other transaction referred to in section 425(a) of the Internal Revenue Code, then the number of shares available for Options and of shares subject to any Option and the purchase price of any share subject to any Option shall be appropriately adjusted by the Committee, except to the extent the Committee takes other action pursuant to the following paragraph.

Notwithstanding the provision of any other Section of this Plan, if the Company shall not be the surviving corporation in any merger or consolidation, or if the Company is to sell all or substantially all of its assets, or if the ownership of more than 45 percent of the outstanding shares of Common Stock shall change as a result of a concerted action by one or more persons or corporations or if the Company is so made to effect such a change of ownership, or if the Company is to be dissolved and liquidated (each such event shall be referred to in this paragraph as a "Corporate Change"), then the Committee in its sole discretion may (i) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full on or before a date fixed by the Committee, (ii) provide for the purchase of each Option then outstanding for an amount of cash equal to the excess of the Fair Market Value of the shares subject to such Option (which in the event of a change in the ownership of more than 45 percent of the outstanding shares of Common Stock shall not be less than the amount of cash and the fair market value of other consideration tendered for such outstanding shares) over the aggregate purchase price of the shares subject to the Option, (iii) make such adjustments to Options then outstanding as the Committee finds appropriate to reflect such Corporate Change, or (iv) cause any surviving corporation in such Corporate Change to assume Options then outstanding or substitute new options for such outstanding Options.

9. AMENDMENT.

The Board of Directors of the Company may amend the Plan in any respect, provided, however, that without the approval of the shareholders of the Company the Board may not (i) except as provided in Section 8, increase the maximum number of shares of Common Stock that may be issued under the Plan as set forth in Section 4 or decrease the minimum purchase price of shares of Common Stock subject to an Option, as set forth in Sections 6(a) and 7.1(a); (ii) extend the term of the Plan; (iii) change the classes of employees and directors to whom Options may be granted under the Plan; (iv) provide for the administration of the Plan otherwise than by a Committee composed entirely of Non-Employee Directors as set forth in Section 2(e); or (v) materially increase the cost of the Plan to the Company. No amendment of the Plan shall adversely affect any right of any holder of an Option already granted without such optioneeOs written consent.

10. TERMINATION OF PLAN.

The Board of Directors may terminate the Plan at any time with respect to any shares of Common Stock that are not then subject to grants. Unless terminated earlier by the Board of Directors, the Plan shall terminate on February 1, 2006.

11. NO RIGHT TO CONTINUED EMPLOYMENT.

Nothing in the Plan or in any Option granted pursuant to the Plan shall confer upon any employee the right to continue in the employ of the Company or restrict the right of the Company to terminate the employment of any employee.

12. RIGHTS AS STOCKHOLDER.

No person shall have the rights of a stockholder with respect to shares of Common Stock subject to an Option until the date of issuance, if any, of a stock certificate pursuant to the exercise of an Option.

13. REGULATORY APPROVALS AND LISTING.

The Company shall not be required to issue any certificate or certificates for shares of Common Stock upon the exercise of an Option prior to (a) the obtaining of any approval from any government agency that the Company shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (c) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body that the Company shall, in its sole discretion, determine to be necessary or advisable.

14. CONSTRUCTION.

The Plan shall be construed in accordance with the laws of the State of Delaware. With respect to any Options granted under the Plan that are intended to qualify as incentive stock options as defined in Section 422A of the Code, the terms of the Plan and of each incentive stock option granted pursuant to the Plan shall be construed to effectuate such intention. The Committee shall have the power to amend the Plan to conform with Section 422A of the Code or of any new revenue laws of the United States that accord similar tax treatment to stock option plans.

15. SATISFACTION OF TAX LIABILITIES.

Notwithstanding any other provision of this Plan, the Company shall not be required to issue any certificate for shares of Common Stock upon the exercise of an Option unless any Federal, state, or local tax withholding obligation incurred by the Company in connection with the exercise of the Option has been provided for by the optionee through the delivery of a sufficient amount of cash to the Company or, with the consent of the Committee, through the retention of shares of Common Stock otherwise issuable on the exercise of the Option or the delivery of Common Stock to the Company by the optionee, under such terms as the Committee finds appropriate. Whenever under the Plan payments are made in cash, such payments shall be net of amounts sufficient to satisfy federal, state, and local withholding tax requirements.


        [      ]

1. ELECTION OF THREE            FOR all nominees   [X]          WITHHOLD AUTHORITY to vote [X]         *EXCEPTIONS [X]
   DIRECTORS                    listed below.                   for all nominees listed below.

   Nominees listed to serve until the annual meeting of stockholders in 2000 and until their successors are duly elected and qualified:
   Thomas A. Masilla, Jr., James W. McFarland and Theodore H. Strauss
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND STRIKE A LINE THROUGH THAT
    NOMINEE'S NAME.)

2. Ratification of an Amendment to the Sizeler Property Investors,      3. Ratification of an Amendment to the Sizeler Property
   Inc. 1994 Directors' Stock Ownership Plan.                              Investors, Inc. 1996 Stock Option Plan.

   FOR [X]                AGAINST [X]                ABSTAIN [X]           FOR [X]            AGAINST [X]            ABSTAIN [X]

4. In their discretion, the Proxies are authorized to vote upon such
   other business as may properly come before the meeting or any                                Change of Address and/or [X]
   adjournments thereof.                                                                        Comments Mark Here


                                                                         Please date and sign your name exactly as it appears hereon and return this Proxy in the enclosed envelope, which
                                                                         requires no postage if mailed in the United States. Joint
                                                                         owners should each sign. Executors, administrators,
                                                                         trustees, guardians and corporate officers should give
                                                                         title.

                                                                         Dated_______________________________________________,1997

                                                                         Signature___________________________________________

                                                                         Signature___________________________________________

                                                                         Votes must be indicated    [X]
                                                                         (x) in Black or Blue ink.
Please Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.


                       SIZELER PROPERTY INVESTORS, INC.
               2542 WILLIAMS BOULEVARD, KENNER, LOUISIANA 70062

                                  P R O X Y

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints SIDNEY W. LASSEN and THOMAS A. MASILLA, JR., and each or EITHER of them, Proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, par value $.01 per share, of Sizeler Property Investors, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held at The Ritz-Carlton Palm Beach Hotel, 100 South Ocean Boulevard, Manalapan, Florida, on Friday May 9, 1997 at 10:00 a.m., local time, or any adjournment thereof, and directs that the shares represented by this Proxy shall be voted as indicated on the reverse side hereof.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR THE PROPOSALS LISTED ON THE REVERSE SIDE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2 AND 3.

                                     (Continued and to be signed on other side)

                                SIZELER PROPERTY INVESTORS, INC.
                                P.O. BOX 11162
                                NEW YORK, N.Y. 10203-0162